PROSPECTUS Dated May 5, 1999                        Pricing Supplement No. 27 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-75289
Dated May 6, 1999                                         Dated October 14, 1999
                                                                  Rule 424(b)(3)

                                   $28,500,000
                        Morgan Stanley Dean Witter & Co.
                           MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes

                                  ------------

                     Exchangeable Notes due October 19, 2006
                   Exchangeable for Shares of Common Stock of
                               ORACLE CORPORATION

                                  ------------


The notes will not pay any interest but will be issued at a discount and thus have a minimum yield to maturity of 0.25%. Beginning January 19, 2000, you will be able to exchange your notes for a number of shares of Oracle common stock, subject to our right to call all of the notes on or after October 19, 2001.

o The price of each note is $982.66 (98.266% of the $1,000 principal amount at maturity). This issue price represents a yield to maturity of 0.25% per year compounded semi-annually.

o    We will not make any coupon interest payments on the notes.

o Beginning January 19, 2000, you will have the right to exchange each note for 17.3241 shares of Oracle common stock. If you exchange, we will have the right to deliver either the actual shares or the cash value of such shares to you. You will not receive any accrued original issue discount.

o Beginning October 19, 2001, we have the right to call all of the notes and pay to you the call price, which will be an amount per note equal to the issue price of $982.66 plus accrued original issue discount, or OID, to the call date. However, if the market value of 17.3241 shares of Oracle common stock on the last trading day before we send our call notice is equal to or greater than the call price, we will deliver to you 17.3241 shares of Oracle common stock per note instead.

o If we decide to call the notes, we will give you notice at least 30 but not more than 60 days before the call date specified in the notice. If we notify you that we will be delivering shares of Oracle common stock on the call date, rather than the cash call price, you will still be able to exercise your exchange right on any day prior to the call date.

o    If you hold the notes to maturity, we will pay $1,000 per note to you.

o Oracle Corporation is not involved in this offering of the notes in any way and will have no financial obligation with respect to the notes.

o We will apply to list the notes to trade under the proposed symbol "MSORCL ZR06" on the New York Stock Exchange, Inc.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-6.

                                 ---------------
                                  PRICE 98.266%
                                 ---------------

                                                                     Proceeds
                        Price to Public    Agent's Commissions      to Company
                        ---------------    -------------------      ----------
Per Note.................    98.266%             0.25%                98.016%
Total.................... $28,005,810          $71,250             $27,934,560


                           MORGAN STANLEY DEAN WITTER

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

      The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                               The Notes

Each note costs $982.66        We, Morgan Stanley Dean Witter & Co., are
                               offering you Exchangeable Notes due October 19,
                               2006, which you may exchange for Oracle
                               Corporation common stock beginning on January 19, 2000. The price of each note is $982.66 (98.266% of the $1,000 principal amount at maturity). We refer to Oracle Corporation common stock as Oracle Stock. We will not pay interest on the notes. If you hold the notes to maturity, which is October 19, 2006, we will pay $1,000 per note to you. This payment represents the $982.66 issue price plus a yield to maturity of 0.25% per year compounded semi-annually.

                               Your Exchange Right

The exchange ratio             Beginning January 19, 2000, you may exchange each
is 17.3241                     note for a number of shares of Oracle Stock equal
                               to the exchange ratio. The exchange ratio is
                               17.3241 shares of Oracle Stock per note, subject to adjustment for certain corporate events relating to Oracle Corporation, which we refer to as Oracle. When you exchange your notes, Morgan
                               Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of shares you will receive based on the principal amount of the notes you exchange and the exchange ratio as it may have been adjusted through the time of the exchange.

                               To exchange a note on any day, you must instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

                               o fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

                               o deliver your Official Notice of Exchange to us before 11:00 a.m. (New York City time) on that day; and

                               o deliver your note certificate to The Chase Manhattan Bank, as trustee for our senior notes, on that day.

                               If you give us your Official Notice of Exchange after 11:00 a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

We can choose to pay to        We will pay to you, at our option, within 3
you cash or Oracle Stock       business days after you give us your Official
if you elect to exchange       Notice of Exchange, either:
your notes
                               o  shares of Oracle Stock, or

                               o  the cash value of such shares.

                               We will not pay any accrued original issue discount if you elect to exchange your notes.

                               Our right to call the notes may affect your ability to exchange your notes.

Our Call Right                 Beginning October 19, 2001, we have the right to
                               call all of the notes. If we call the notes, we will do the following:

                               o send a notice announcing that we have decided to call the notes;

                               o specify in the notice a call date when you will receive payment in exchange for delivering your notes to the trustee; that call date will not be less than 30 or more than 60 days after the date of the notice; and

                               o specify in the notice the number of shares of Oracle Stock or the cash call price that we will pay to you in exchange for each note, as explained in the next paragraph.

We may call the notes for      On the last trading day before the date of our
stock or cash, depending       call notice, the calculation agent will determine
on the price of Oracle Stock   the value of the shares of Oracle Stock that a
                               noteholder would receive upon exchange of a note.
                               That value is referred to as parity. If parity is less than the call price (the sum of the issue price of $982.66 plus the yield that will have accrued on the note to the call date), then we will pay the call price to you in cash. If we notify you that we will give you cash on the call date, you will no longer be able to exercise your exchange right.

                               If, however, parity as so determined is equal to or greater than the call price, then we will deliver the shares of Oracle Stock instead. In that case, you will still have the right to exercise your exchange right on any day prior to the call date.

Oracle Stock is                The last reported sales price of Oracle Stock on
currently $46 25/32 a share    the Nasdaq National Market on  the date of this
                               pricing supplement was $46 25/32. You can review the publicly-reported prices of Oracle Stock for the last three years in the "Historical
                               Information" section of this pricing supplement.

The Calculation Agent          We have appointed MS & Co. to act as calculation
                               agent for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS &
                               Co. will determine the exchange ratio and calculate the amount of Oracle Stock or cash that you receive if you exercise your exchange right or if we call the notes. As calculation agent, MS
                               & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of the Oracle Stock and that we describe in the section called "Description of
                               Notes--Antidilution Adjustments" in this pricing supplement.

No Affiliation with            Oracle is not an affiliate of ours and is not
Oracle                         involved with this offering in any way. The notes
                               are obligations of Morgan Stanley Dean Witter &
                               Co. and not of Oracle.

More Information               The notes are senior notes issued as part of our
on the Notes                   Series C medium-term note program. You can find a
                               general description of our Series C medium-term note program in the accompanying prospectus supplement dated May 6, 1999. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                               Notes" and "--Exchangeable Notes."

                               Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the "Description of Notes"
                               section in this pricing supplement for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section called "Risk Factors." We urge you to consult with your investment, legal, accounting and other advisors with regards to any investment in the notes.

How to reach us                You may contact us at our principal executive
                               offices at 1585 Broadway, New York, New York
                               10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

      The notes are not secured debt and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Yield to Maturity Less Than       These notes have a yield to maturity of 0.25%
Interest on Ordinary Notes        per based on the issue price of Interest on
                                  Ordinary Notes $982.66 and computed on a semi-annual bond-equivalent basis. This yield to maturity is lower than the rate of interest that we would pay on non-exchangeable senior notes maturing at the same time as the notes.
                                  If you exchange your notes for Oracle Stock, you will not receive accrued original issue discount.

Notes May Not Be                  There may be little or no secondary market for
Actively Traded                   the notes. Although we will apply to list the
                                  notes on the New York Stock Exchange, Inc., the listing has not been approved. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the notes, but is not required to do so.

Market Price of Notes             Several factors, many of which are beyond our
Influenced by Many                control, will influence the value of the
Unpredictable Factors             notes, including:

                                  o  the market price of Oracle Stock

                                  o the volatility (frequency and magnitude of changes in price) of the Oracle Stock

                                  o  the dividend rate on the Oracle Stock

                                  o  economic, financial, political and
                                     regulatory or judicial events that affect stock markets generally and which may affect the market price of the Oracle Stock

                                  o  interest and yield rates in the market

                                  o  the time remaining until (1) you can
                                     exchange your notes for stock, (2) we can call the notes and (3) the notes mature

                                  o  our creditworthiness

                                  These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of the Oracle Stock is at, below or not sufficiently above the price of Oracle Stock at pricing.

                                  You cannot predict the future performance of Oracle Stock based on its historical performance.

No Affiliation with               We are not affiliated with Oracle.  We or our
Oracle                            subsidiaries may presently or from time to
                                  time engage in business with Oracle, including extending loans to, or making equity investments in, Oracle or its affiliates or subsidiaries or providing investment advisory services to Oracle, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Oracle.
                                  Moreover, we have no ability to control or predict the actions of Oracle, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio. Oracle is not involved in the offering of the notes in any way and has no obligation to consider your interest as an owner of these notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to Oracle.

You Have No                       As an owner of notes, you will not have voting
Shareholder Rights                rights or the right receive dividends or other
                                  distributions or any other rights with respect to Oracle Stock.

Limited Antidilution              MS & Co., as calculation agent, will adjust
Adjustments                       the exchange ratio for certain events
                                  affecting the Oracle Stock, such as stock splits and stock dividends, and certain other corporate actions involving Oracle, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect Oracle Stock.
                                  For example, the calculation agent is not required to make any adjustments if Oracle or anyone else makes a partial tender offer or a partial exchange offer for Oracle Stock. If an event occurs that does not require the calculation agent to adjust the exchange rate, the market price of the notes may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect the Oracle
                                  Stock other than those contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the notes.

Potential Conflicts of            As calculation agent, MS & Co. will calculate
Interest between You              how many shares of Oracle Stock you will
and the Calculation               receive in exchange for your notes and what
Agent and Other                   adjustments should be made to the exchange
Affiliates of Ours                ratio to reflect certain corporate and other
                                  events. MS & Co. and other affiliates may carry out hedging activities related to the notes or to other instruments, including trading in Oracle Stock as well as in other instruments related to Oracle Stock. MS & Co.
                                  and some of our subsidiaries also trade Oracle
                                  Stock on a regular basis as part of their general broker-dealer businesses. We or our subsidiaries may issue other securities linked to Oracle Stock. Any of these activities and MS & Co.'s affiliation with us could influence
                                  MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio, and, accordingly, the amount of stock or cash that you receive when you exchange the notes or when we call the notes. In addition, such trading activity could potentially affect the price of Oracle
                                  Stock and, thereby, the value of the Oracle
                                  Stock or cash you will receive upon exchange or redemption.

Tax Treatment                     You should also consider the tax consequences
                                  of investing in the notes. If you are a U.S.
                                  taxable investor, you will be subject to annual income tax based on the comparable yield of the notes, even though you will not receive any periodic interest payments and at maturity may only receive the return of the principal amount of the notes. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or retirement of the notes will be treated as ordinary income.
                                  Please read carefully the section "Description of Notes--United States Federal Taxation" in this pricing supplement and the section
                                  "United States Federal
                                  Taxation--Notes--Optionally Exchangeable
                                  Notes" in the accompanying prospectus
                                  supplement.

                              DESCRIPTION OF NOTES

      Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $982.66 issue price of our Exchangeable Notes due October 19, 2006 (Exchangeable for Shares of Common Stock of Oracle Corporation). In this pricing supplement, the terms "MSDW," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount..........................  $28,500,000

Maturity Date.............................  October 19, 2006

Specified Currency........................  U.S. Dollars

Issue Price...............................  $982.66 (98.266% of the principal amount at maturity)

Stated OID................................  0.25% per annum computed on a semi-annual bond-equivalent basis

Original Issue Date (Settlement Date).....  October 19, 1999

CUSIP.....................................  617446DP1

Minimum Denominations.....................  $1,000

Exchange Right............................  On any Exchange Date, you will be entitled upon (i) your completion
                                            and delivery to us and the
                                            Calculation Agent of an Official
                                            Notice of Exchange (in the form of
                                            Annex A attached hereto) prior to
                                            11:00 a.m. New York City time on
                                            such date and (ii) delivery on such
                                            date of your Notes to the Trustee,
                                            to exchange each Note for 5.59283
                                            shares (the "Exchange Ratio") of
                                            Oracle Stock, subject to adjustment
                                            as described under "--Antidilution
                                            Adjustments" below. You will not,
                                            however, be entitled to exchange
                                            your Notes if we have previously
                                            called the Notes for the cash Call
                                            Price as described under "--MSDW
                                            Call Right" below.

                                            Upon any such exchange, we may, at
                                            our sole option, either deliver such
                                            shares of Oracle Stock or pay an
                                            amount in cash equal to the Exchange
                                            Ratio times the Market Price of
                                            Oracle Stock on the Exchange Date,
                                            as determined by the Calculation
                                            Agent, in lieu of such shares. Such
                                            delivery or payment will be made 3
                                            business days after any Exchange
                                            Date, subject to delivery of such
                                            Notes to the Trustee on the Exchange
                                            Date.

                                            Upon any exercise of the Exchange
                                            Right, you will not be entitled to
                                            any cash payment representing any
                                            accrued Stated OID. Such accrued
                                            Stated OID will be deemed paid by
                                            the Oracle Stock or cash received by
                                            you upon exercise of the Exchange
                                            Right.

                                            We will, or will cause the
                                            Calculation Agent to, deliver such
                                            shares of Oracle Stock or cash to
                                            the Trustee for delivery to you.

No Fractional Shares .....................  If upon any exchange of the Notes we deliver shares of Oracle Stock, we
                                            will pay cash in lieu of delivering
                                            fractional shares of Oracle

                                            Stock in an amount equal to the
                                            corresponding fractional Market
                                            Price of Oracle Stock as determined
                                            by the Calculation Agent on such
                                            Exchange Date.

Exchange Ratio ...........................  17.3241, subject to adjustment for certain corporate events relating to
                                            Oracle. See "--Antidilution
                                            Adjustments" below.

Exchange Date.............................  Any Trading Day that falls during the period beginning January 19,
                                            2000 and ending on the day prior to
                                            the earliest of (i) the Maturity
                                            Date, (ii) the Call Date and (iii)
                                            in the event of a call for the cash
                                            Call Price as described under
                                            "--MSDW Call Right" below, the MSDW
                                            Notice Date.

MSDW Call Right ..........................  On or after October 19, 2001, we may call the Notes, in whole but not in
                                            part, for mandatory exchange into
                                            Oracle Stock at the Exchange Ratio;
                                            provided that, if Parity on the
                                            Trading Day immediately preceding
                                            the MSDW Notice Date, as determined
                                            by the Calculation Agent, is less
                                            than the applicable Call Price for
                                            the Call Date specified in our
                                            Notice of mandatory exchange, we
                                            will (under those circumstances
                                            only) pay such applicable Call Price
                                            in cash on the Call Date. If we call
                                            the Notes for mandatory exchange,
                                            then, unless you subsequently
                                            exercise the Exchange Right (the
                                            exercise of which will not be
                                            available to you following a call
                                            for cash in an amount equal to the
                                            Call Price), the Oracle Stock or (in
                                            the event of a call for cash, as
                                            described above) cash to be
                                            delivered to you will be delivered
                                            on the Call Date fixed by us and set
                                            forth in our notice of mandatory
                                            exchange, upon delivery of your
                                            Notes to the Trustee. We will, or
                                            will cause the Calculation Agent to,
                                            deliver such shares of Oracle Stock
                                            or cash to the Trustee for delivery
                                            to you.

                                            Upon an exchange by us (whether
                                            payment is to be made in Oracle
                                            Stock or by payment of the cash Call
                                            Price, as applicable), you will not
                                            receive any additional cash payment
                                            representing any accrued Stated OID.
                                            Such accrued Stated OID will be
                                            deemed paid by the delivery of
                                            Oracle Stock or cash.

                                            On or after the MSDW Notice Date
                                            (other than with respect to a call
                                            of the Notes for the cash Call Price
                                            by us) you will continue to be
                                            entitled to exercise the Exchange
                                            Right and receive any amounts
                                            described under "--Exchange Right"
                                            above.

MSDW Notice Date..........................  The scheduled Trading Day on which we issue our notice of mandatory
                                            exchange, which must be at least 30
                                            but no more than 60 days prior to
                                            the Call Date.

Call Date.................................  The scheduled Trading Day on or after October 19, 2001 specified by
                                            us in our notice of mandatory
                                            exchange on which we will deliver
                                            Oracle Stock or cash to holders of
                                            the Notes for mandatory exchange.

Parity....................................  With respect to any Trading Day, an amount equal to the Exchange Ratio
                                            times the Market Price (as defined
                                            below) of Oracle Stock on such
                                            Trading Day.

Call Price................................  The table below shows indicative
                                            Call Prices for each $1,000
                                            principal amount of Notes on October
                                            19, 2001 and at each October 19
                                            thereafter to and including the
                                            Maturity Date. The Call Price for
                                            each $1,000 principal amount of
                                            Notes called for mandatory exchange
                                            on Call Dates between such
                                            indicative dates would include an
                                            additional amount reflecting Stated
                                            OID accrued from the next preceding
                                            date in the table through the
                                            applicable Call Date at a rate of
                                            0.25% per annum. Such additional
                                            accreted amount of Stated OID will
                                            be determined by the Calculation
                                            Agent and will be calculated on a
                                            semiannual bond-equivalent basis
                                            based on the Call Price for the
                                            immediately preceding Call Date
                                            indicated in the table below.

                                            Call Date                 Call Price
                                            ---------                 ----------
                                            October 19, 2001..........$   987.59
                                            October 19, 2002......... $   990.06
                                            October 19, 2003......... $   992.53
                                            October 19, 2004......... $   995.02
                                            October 19, 2005......... $   997.50
                                            Maturity................. $ 1,000.00

Market Price..............................  If Oracle Stock (or any other security for which a Market Price
                                            must be determined) is listed on a
                                            national securities exchange, is a
                                            security of the Nasdaq National
                                            Market or is included in the OTC
                                            Bulletin Board Service ("OTC
                                            Bulletin Board") operated by the
                                            National Association of Securities
                                            Dealers, Inc. (the "NASD"), the
                                            Market Price for one share of Oracle
                                            Stock (or one unit of any such other
                                            security) on any Trading Day means
                                            (i) the last reported sale price,
                                            regular way, on such day on the
                                            principal United States securities
                                            exchange registered under the
                                            Securities Exchange Act of 1934, as
                                            modified (the "Exchange Act"), on
                                            which Oracle Stock (or any such
                                            other security) is listed or
                                            admitted to trading or (ii) if not
                                            listed or admitted to trading on any
                                            such securities exchange or if such
                                            last reported sale price is not
                                            obtainable (even if Oracle Stock (or
                                            other such security) is listed or
                                            admitted to trading on such
                                            securities exchange), the last
                                            reported sale price on the over-the-
                                            counter market as reported on the
                                            Nasdaq National Market or OTC
                                            Bulletin Board on such day. If the
                                            last reported sale price is not
                                            available pursuant to clause (i) or
                                            (ii) of the preceding sentence
                                            because of a Market Disruption Event
                                            or otherwise, the Market Price for
                                            any Trading Day shall be the mean,
                                            as determined by the Calculation
                                            Agent, of the bid prices for Oracle
                                            Stock (or any such other security)
                                            obtained from as many dealers in
                                            such security (which may include MS
                                            & Co. or any of our other
                                            subsidiaries or affiliates), but not
                                            exceeding three, as will make such
                                            bid prices available to the
                                            Calculation Agent. A "security of
                                            the Nasdaq National Market" shall
                                            include a security included in any
                                            successor to such system and the
                                            term "OTC Bulletin Board Service"
                                            shall include any successor service
                                            thereto.

Trading Day...............................  A day, as determined by the
                                            Calculation Agent, on which trading
                                            is generally conducted on the New
                                            York Stock Exchange, Inc. ("NYSE"),
                                            the American Stock Exchange, Inc.,
                                            the Nasdaq National

                                            Market, the Chicago Mercantile
                                            Exchange, the Chicago Board of
                                            Options Exchange and in the
                                            over-the-counter market for equity
                                            securities in the United States and
                                            on which a Market Disruption Event
                                            has not occurred.

Book Entry Note or Certificated Note......  Book Entry, DTC

Senior Note or Subordinated Note..........  Senior

Trustee...................................  The Chase Manhattan Bank

Agent for this Underwritten
Offering of Notes.........................  MS & Co.

Calculation Agent.........................  MS & Co.

                                            All determinations made by the
                                            Calculation Agent will be at the
                                            sole discretion of the Calculation
                                            Agent and will, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on you and
                                            on us.

                                            Because the Calculation Agent is our
                                            affiliate, potential conflicts of
                                            interest may exist between the
                                            Calculation Agent and you as an
                                            owner of the Notes, including with
                                            respect to certain determinations
                                            and judgments that the Calculation
                                            Agent must make in making
                                            adjustments to the Exchange Ratio or
                                            other antidilution adjustments or
                                            determining the Market Price or
                                            whether a Market Disruption Event
                                            has occurred. See "Antidilution
                                            Adjustments" and "Market Disruption
                                            Event" below. MS & Co. is obligated
                                            to carry out its duties and
                                            functions as Calculation Agent in
                                            good faith and using its reasonable
                                            judgment.

Antidilution Adjustments..................  The Exchange Ratio will be adjusted as follows:

                                            1. If Oracle Stock is subject to a
                                            stock split or reverse stock split,
                                            then once such split has become
                                            effective, the Exchange Ratio will
                                            be adjusted to equal the product of
                                            the prior Exchange Ratio and the
                                            number of shares issued in such
                                            stock split or reverse stock split
                                            with respect to one share of Oracle
                                            Stock.

                                            2. If Oracle Stock is subject (i) to
                                            a stock dividend (issuance of
                                            additional shares of Oracle Stock)
                                            that is given ratably to all holders
                                            of shares of Oracle Stock or (ii) to
                                            a distribution of Oracle Stock as a
                                            result of the triggering of any
                                            provision of the corporate charter
                                            of Oracle, then once the dividend
                                            has become effective and Oracle
                                            Stock is trading ex-dividend, the
                                            Exchange Ratio will be adjusted so
                                            that the new Exchange Ratio shall
                                            equal the prior Exchange Ratio plus
                                            the product of (i) the number of
                                            shares issued with respect to one
                                            share of Oracle Stock and (ii) the
                                            prior Exchange Ratio.


                                            3. There will be no adjustments to
                                            the Exchange Ratio to reflect cash
                                            dividends or other distributions
                                            paid with respect to Oracle Stock
                                            other than distributions described
                                            in paragraph 6 below and

                                            Extraordinary Dividends as described
                                            below. A cash dividend or other
                                            distribution with respect to Oracle
                                            Stock will be deemed to be an
                                            "Extraordinary Dividend" if such
                                            dividend or other distribution
                                            exceeds the immediately preceding
                                            non-Extraordinary Dividend for
                                            Oracle Stock (as adjusted for any
                                            subsequent corporate event requiring
                                            an adjustment hereunder, such as a
                                            stock split or reverse stock split)
                                            by an amount equal to at least 10%
                                            of the Market Price of Oracle Stock
                                            on the Trading Day preceding the
                                            ex-dividend date for the payment of
                                            such Extraordinary Dividend (the
                                            "ex-dividend date"). If an
                                            Extraordinary Dividend occurs with
                                            respect to Oracle Stock, the
                                            Exchange Ratio with respect to
                                            Oracle Stock will be adjusted on the
                                            ex-dividend date with respect to
                                            such Extraordinary Dividend so that
                                            the new Exchange Ratio will equal
                                            the product of (i) the then current
                                            Exchange Ratio and (ii) a fraction,
                                            the numerator of which is the Market
                                            Price on the Trading Day preceding
                                            the exdividend date, and the
                                            denominator of which is the amount
                                            by which the Market Price on the
                                            Trading Day preceding the
                                            ex-dividend date exceeds the
                                            Extraordinary Dividend Amount. The
                                            "Extraordinary Dividend Amount" with
                                            respect to an Extraordinary Dividend
                                            for Oracle Stock will equal (i) in
                                            the case of cash dividends or other
                                            distributions that constitute
                                            quarterly dividends, the amount per
                                            share of such Extraordinary Dividend
                                            minus the amount per share of the
                                            immediately preceding
                                            non-Extraordinary Dividend for
                                            Oracle Stock or (ii) in the case of
                                            cash dividends or other
                                            distributions that do not constitute
                                            quarterly dividends, the amount per
                                            share of such Extraordinary
                                            Dividend. To the extent an
                                            Extraordinary Dividend is not paid
                                            in cash, the value of the non-cash
                                            component will be determined by the
                                            Calculation Agent, whose
                                            determination shall be conclusive. A
                                            distribution on the Oracle Stock
                                            described in paragraph 6 below that
                                            also constitutes an Extraordinary
                                            Dividend shall only cause an
                                            adjustment to the Exchange Ratio
                                            pursuant to paragraph 6.

                                            4. If Oracle is being liquidated or
                                            is subject to a proceeding under any
                                            applicable bankruptcy, insolvency or
                                            other similar law, the Notes will
                                            continue to be exchangeable into
                                            Oracle Stock so long as a Market
                                            Price for Oracle Stock is available.
                                            If a Market Price is no longer
                                            available for Oracle Stock for
                                            whatever reason, including the
                                            liquidation of Oracle or the
                                            subjection of Oracle to a proceeding
                                            under any applicable bankruptcy,
                                            insolvency or other similar law,
                                            then the value of Oracle Stock will
                                            equal zero for so long as no Market
                                            Price is available.

                                            5. If there occurs any
                                            reclassification or change of Oracle
                                            Stock, including, without
                                            limitation, as a result of the
                                            issuance of tracking stock by
                                            Oracle, or if Oracle has been
                                            subject to a merger, combination or
                                            consolidation and is not the
                                            surviving entity, or if there occurs
                                            a sale or conveyance to another
                                            corporation of the property and
                                            assets of Oracle as an entirety or
                                            substantially as an entirety, in
                                            each case as a result of which the
                                            holders of Oracle Stock shall be
                                            entitled to receive stock, other
                                            securities or other property or
                                            assets (including, without
                                            limitation, cash or other classes of
                                            stock of Oracle) ("Exchange
                                            Property") with respect to or in
                                            exchange for
                                            such Oracle Stock, then the holders
                                            of the Notes then outstanding will
                                            be entitled thereafter to exchange
                                            such Notes into the kind and amount
                                            of Exchange Property that they would
                                            have owned or been entitled to
                                            receive upon such reclassification,
                                            change, merger, combination,
                                            consolidation, sale or conveyance
                                            had such holders exchanged such
                                            Notes at the then current Exchange
                                            Ratio for Oracle Stock immediately
                                            prior to any such corporate event,
                                            but without interest thereon.

                                            6. If Oracle issues to all of its
                                            shareholders equity securities of an
                                            issuer other than Oracle (other than
                                            in a transaction described in
                                            paragraph 5 above), then the holders
                                            of the Notes then outstanding will
                                            be entitled to receive such new
                                            equity securities upon exchange of
                                            such Notes. The Exchange Ratio for
                                            such new equity securities will
                                            equal the product of the Exchange
                                            Ratio in effect for Oracle Stock at
                                            the time of the issuance of such new
                                            equity securities times the number
                                            of shares of the new equity
                                            securities issued with respect to
                                            one share of Oracle Stock.

                                            7. No adjustments to the Exchange
                                            Ratio will be required other than
                                            those specified above. However, we
                                            may, at our sole discretion, cause
                                            the Calculation Agent to make
                                            additional changes to the Exchange
                                            Ratio upon the occurrence of
                                            corporate or other similar events
                                            that affect or could potentially
                                            affect market prices of, or
                                            shareholders' rights in, the Oracle
                                            Stock (or other Exchange Property)
                                            but only to reflect such changes,
                                            and not with the aim of changing
                                            relative investment risk.

                                            No adjustments to the Exchange Ratio
                                            will be required unless such
                                            adjustment would require a change of
                                            at least 0.1% in the Exchange Ratio
                                            then in effect. The Exchange Ratio
                                            resulting from any of the
                                            adjustments specified above will be
                                            rounded to the nearest one
                                            hundred-thousandth with five
                                            one-millionths being rounded upward.

                                            The Exchange Ratio will not be
                                            adjusted to take into account the
                                            accrual of Stated OID.

                                            The Calculation Agent shall be
                                            solely responsible for the
                                            determination and calculation of any
                                            adjustments to the Exchange Ratio
                                            and of any related determinations
                                            and calculations with respect to any
                                            distributions of stock, other
                                            securities or other property or
                                            assets (including cash) in
                                            connection with any corporate event
                                            described in paragraph 5 or 6 above,
                                            and its determinations and
                                            calculations with respect thereto
                                            shall be conclusive.

                                            The Calculation Agent will
                                            provide information as to any
                                            adjustments to the Exchange
                                            Ratio upon written request by
                                            any holder of the Notes.

Market Disruption Event...................  "Market Disruption Event" means, with respect to Oracle Stock, the
                                            occurrence or existence of any of
                                            the following events as determined
                                            by the Calculation Agent:

                                               (i) a suspension, absence or
                                               material limitation of trading of
                                               Oracle Stock on the primary
                                               market for Oracle Stock for more
                                               than two hours of trading or
                                               during the one-half hour period
                                               preceding the close of trading in
                                               such market; or a breakdown or
                                               failure in the price and trade
                                               reporting systems of the primary
                                               market for Oracle Stock as a
                                               result of which the reported
                                               trading prices for Oracle Stock
                                               during the last one-half hour
                                               preceding the closing of trading
                                               in such market are materially
                                               inaccurate; or the suspension,
                                               absence or material limitation on
                                               the primary market for trading in
                                               options contracts related to
                                               Oracle Stock, if available,
                                               during the one-half hour period
                                               preceding the close of trading in
                                               the applicable market; and

                                               (ii) a determination by the
                                               Calculation Agent in its sole
                                               discretion that the event
                                               described in clause (i) above
                                               materially interfered with the
                                               ability of MSDW or any of its
                                               affiliates to unwind all or a
                                               material portion of the hedge
                                               with respect to the Notes.

                                            For purposes of determining whether
                                            a Market Disruption Event has
                                            occurred: (1) a limitation on the
                                            hours or number of days of trading
                                            will not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the relevant
                                            exchange, (2) a decision to
                                            permanently discontinue trading in
                                            the relevant option contract will
                                            not constitute a Market Disruption
                                            Event, (3) limitations pursuant to
                                            NYSE Rule 80A (or any applicable
                                            rule or regulation enacted or
                                            promulgated by the NYSE, any other
                                            self-regulatory organization or the
                                            Securities and Exchange Commission
                                            of similar scope as determined by
                                            the Calculation Agent) on trading
                                            during significant market
                                            fluctuations shall constitute a
                                            suspension, absence or material
                                            limitation of trading, (4) a
                                            suspension of trading in an options
                                            contract on Oracle Stock by the
                                            primary securities market trading in
                                            such options, if available, by
                                            reason of (x) a price change
                                            exceeding limits set by such
                                            securities exchange or market, (y)
                                            an imbalance of orders relating to
                                            such contracts or (z) a disparity in
                                            bid and ask quotes relating to such
                                            contracts will constitute a
                                            suspension, absence or material
                                            limitation of trading in options
                                            contracts related to Oracle Stock
                                            and (5) a suspension, absence or
                                            material limitation of trading on
                                            the primary securities market on
                                            which options contracts related to
                                            Oracle Stock are traded will not
                                            include any time when such
                                            securities market is itself closed
                                            for trading under ordinary
                                            circumstances.

Alternate Exchange Calculation
in case of an Event of Default............  In case an Event of Default with respect to the Notes shall have
                                            occurred and be continuing, the
                                            amount declared due and payable upon
                                            any acceleration of any Note shall
                                            be determined by MS & Co., as
                                            Calculation Agent, and shall be
                                            equal to the Issue Price of a Note
                                            plus the accrued Stated OID to but
                                            not including the date of
                                            acceleration; provided that if (x)
                                            the holder of a Note has submitted
                                            an Official Notice of Exchange to
                                            MSDW in accordance with the Exchange
                                            Right or (y) we have called the
                                            Notes, other than a call for the
                                            cash Call Price, in accordance with
                                            the MSDW Call Right, the amount
                                            declared due and payable upon any
                                            such acceleration shall be an amount
                                            in cash for each $1,000 principal
                                            amount of a Note equal to the
                                            Exchange Ratio times the Market
                                            Price of one share of Oracle Stock,
                                            determined by the Calculation Agent
                                            as of the Exchange Date or as of the
                                            date of acceleration, respectively,
                                            and shall not include any accrued
                                            Stated OID thereon; provided further
                                            that if the Issuer has called the
                                            Notes for cash in an amount equal to
                                            the Call Price, in accordance with
                                            the MSDW Call Right, the amount
                                            declared due and payable upon any
                                            such acceleration shall be an amount
                                            in cash for each $1,000 principal
                                            amount of a Note equal to the
                                            applicable Call Price. See "--Call
                                            Price" above.

Oracle Stock;
Public Information........................  Oracle develops, manufacturers, markets and distributes software for
                                            information management, which helps
                                            corporations manage their
                                            businesses. Oracle Stock is
                                            registered under the Exchange Act.
                                            Companies with securities registered
                                            under the Exchange Act are required
                                            to file periodically certain
                                            financial and other information
                                            specified by the Securities and
                                            Exchange Commission (the
                                            "Commission"). Information provided
                                            to or filed with the Commission can
                                            be inspected and copied at the
                                            public reference facilities
                                            maintained by the Commission at Room
                                            1024, 450 Fifth Street, N.W.,
                                            Washington, D.C. 20549 or at its
                                            Regional Offices located at Suite
                                            1400, Citicorp Center, 500 West
                                            Madison Street, Chicago, Illinois
                                            60661 and at Seven World Trade
                                            Center, 13th Floor, New York, New
                                            York 10048, and copies of such
                                            material can be obtained from the
                                            Public Reference Section of the
                                            Commission, 450 Fifth Street, N.W.,
                                            Washington, D.C. 20549, at
                                            prescribed rates. In addition,
                                            information provided to or filed
                                            with the Commission electronically
                                            can be accessed through a website
                                            maintained by the Commission. The
                                            address of the Commission's website
                                            is http://www.sec.gov. Information
                                            provided to or filed with the
                                            Commission by Oracle pursuant to the
                                            Exchange Act can be located by
                                            reference to Commission file number
                                            0-14376. In addition, information
                                            regarding Oracle may be obtained
                                            from other sources including, but
                                            not limited to, press releases,
                                            newspaper articles and other
                                            publicly disseminated documents. We
                                            make no representation or warranty
                                            as to the accuracy or completeness
                                            of such information.

                                            This pricing supplement relates only
                                            to the Notes offered hereby and does
                                            not relate to Oracle Stock or other
                                            securities of Oracle. We have
                                            derived all disclosures contained in
                                            this pricing supplement regarding
                                            Oracle from the publicly available
                                            documents described in the preceding
                                            paragraph. Neither we nor the Agent
                                            has participated in the preparation
                                            of such documents or made any due
                                            diligence inquiry with respect to
                                            Oracle in connection with the
                                            offering of the Notes. Neither we
                                            nor the Agent makes any
                                            representation that such publicly
                                            available documents are or any other
                                            publicly available
                                            information regarding Oracle is
                                            accurate or complete. Furthermore,
                                            we cannot give any assurance that
                                            all events occurring prior to the
                                            date hereof (including events that
                                            would affect the accuracy or
                                            completeness of the publicly
                                            available documents described in the
                                            preceding paragraph) that would
                                            affect the trading price of Oracle
                                            Stock (and therefore the Exchange
                                            Ratio) have been publicly disclosed.
                                            Subsequent disclosure of any such
                                            events or the disclosure of or
                                            failure to disclose material future
                                            events concerning Oracle could
                                            affect the value received on any
                                            Exchange Date or Call Date with
                                            respect to the Notes and therefore
                                            the trading prices of the Notes.

                                            Neither we nor any of our affiliates
                                            makes any representation to you as
                                            to the performance of Oracle Stock.

                                            We and/or our subsidiaries may
                                            presently or from time to time
                                            engage in business with Oracle,
                                            including extending loans to, or
                                            making equity investments in, Oracle
                                            or providing advisory services to
                                            Oracle, including merger and
                                            acquisition advisory services. In
                                            the course of such business, we
                                            and/or our subsidiaries may acquire
                                            non-public information with respect
                                            to Oracle and, in addition, one or
                                            more of our affiliates may publish
                                            research reports with respect to
                                            Oracle. The statement in the
                                            preceding sentence is not intended
                                            to affect the rights of holders of
                                            the Notes under the securities laws.
                                            As a prospective purchaser of a
                                            Note, you should undertake such
                                            independent investigation of Oracle
                                            as in your judgment is appropriate
                                            to make an informed decision with
                                            respect to an investment in Oracle
                                            Stock.

Historical Information....................  The following table sets forth the published high and low Market Price
                                            during 1996, 1997, 1998 and during
                                            1999 through October 14, 1999. The
                                            Market Price on October 14, 1999 was
                                            $4625/32. We obtained the Market
                                            Prices listed below from Bloomberg
                                            Financial Markets and we believe
                                            such information to be accurate. You
                                            should not take the historical
                                            prices of Oracle Stock as an
                                            indication of future performance. We
                                            cannot give any assurance that the
                                            price of Oracle Stock will increase
                                            sufficiently to cause the beneficial
                                            owners of the Notes to receive an
                                            amount in excess of the principal
                                            amount on any Exchange Date or Call
                                            Date.

                                      Oracle Stock             High       Low
                                                               ----       ---
                           (CUSIP 747525103)
                           1996
                           First Quarter...................  16 5/64   11 55/64
                           Second Quarter..................  17 9/16   12 19/64
                           Third Quarter...................  19 25/32  15 43/64
                           Fourth Quarter..................  22 7/64   18 9/32
                           1997
                           First Quarter...................  19 15/16  15 11/64
                           Second Quarter..................  23 43/64  15 43/64
                           Third Quarter...................  27 27/64  21 25/64
                           Fourth Quarter..................  25 1/64   14 1/64
                           1998
                           First Quarter...................  21 3/64   12 3/64
                           Second Quarter..................  20 59/64  15 13/64
                           Third Quarter...................  19 27/64  12 45/64
                           Fourth Quarter..................  29 43/64  15 29/64
                           1999
                           First Quarter...................  40 1/2    25 15/16
                           Second Quarter..................  37 1/8    2 17/16
                           Third Quarter...................  46 3/8    35
                           Fourth Quarter
                             (through October 14, 1999)....  47 7/16   44 11/16

                                            Historical prices have been adjusted
                                            for three 3 for 2 stock splits of
                                            Oracle Stock, which became effective
                                            in the second quarter of 1996, the
                                            third quarter of 1997 and the first
                                            quarter of 1999, respectively.

                                            We make no representation as to the
                                            amount of dividends, if any, that
                                            Oracle will pay in the future. In
                                            any event, as an owner of a Note,
                                            you will not be entitled to receive
                                            dividends, if any, that may be
                                            payable on Oracle Stock.

Use of Proceeds and Hedging...............  The net proceeds we receive from the sale of the Notes will be used for
                                            general corporate purposes and, in
                                            part, by us or one or more of our
                                            subsidiaries in connection with
                                            hedging our obligations under the
                                            Notes. See also "Use of Proceeds" in
                                            the accompanying prospectus.

                                            On or prior to the date of this
                                            pricing supplement, we, through our
                                            subsidiaries and others, hedged our
                                            anticipated exposure in connection
                                            with the Notes by taking positions
                                            in Oracle Stock and positions in
                                            other instruments in connection with
                                            such hedging. Such hedging was
                                            carried out in a manner designed to
                                            minimize any impact on the price of
                                            Oracle Stock. Our purchase activity
                                            could potentially have increased the
                                            price of Oracle Stock, and therefore
                                            effectively have increased the level
                                            to which Oracle Stock must rise
                                            before you would receive an amount
                                            of Oracle Stock worth as much or
                                            more than the accreted principal
                                            amount of your Notes on any Exchange
                                            Date or Call Date. Through our
                                            subsidiaries, we are likely to
                                            modify our hedge position throughout
                                            the life of the Notes by purchasing
                                            and selling Oracle Stock, options
                                            contracts on Oracle Stock listed on
                                            major securities markets or
                                            positions in other securities or
                                            instruments that we may wish to use
                                            in connection with such hedging.
                                            Although we have no reason to
                                            believe that our hedging activity or
                                            other trading activities that we, or
                                            any of our affiliates, engaged in or
                                            may engage in has had or will have a
                                            material impact on the price of
                                            Oracle Stock, we cannot give any
                                            assurance that we have not or will
                                            not affect such price as a result of
                                            our hedging or trading activities.

Supplemental Information Concerning
Plan of Distribution......................  In order to facilitate the offering of the Notes, the Agent may engage
                                            in transactions that stabilize,
                                            maintain or otherwise affect the
                                            price of the Notes or the Oracle
                                            Stock. Specifically, the Agent may
                                            overallot in connection with the
                                            offering, creating a short position
                                            in the Notes for its own account. In
                                            addition, to cover allotments or to
                                            stabilize the price of the Notes,
                                            the Agent may bid for, and purchase,
                                            the Notes or the Oracle Stock in the
                                            open market. See "Use of Proceeds
                                            and Hedging" above.

                                            We have agreed to indemnify the
                                            Agent against certain liabilities
                                            under the Securities Act of 1933, as
                                            amended.

ERISA Matters for Pension Plans And
Insurance Companies.......................  We and certain of our subsidiaries and affiliates, including MS & Co.
                                            and Dean Witter Reynolds Inc.
                                            ("DWR"), may each be considered a
                                            "party in interest" within the
                                            meaning of the Employee Retirement
                                            Income Security Act of 1974, as
                                            amended ("ERISA"), or a
                                            "disqualified person" within the
                                            meaning of the Internal Revenue Code
                                            of 1986, as amended (the "Code")
                                            with respect to many employee
                                            benefit plans. Prohibited
                                            transactions within the meaning of
                                            ERISA or the Code may arise, for
                                            example, if the Notes are acquired
                                            by or with the assets of a pension
                                            or other employee benefit plan with
                                            respect to which MS & Co., DWR or
                                            any of their affiliates is a service
                                            provider, unless the Notes are
                                            acquired pursuant to an exemption
                                            from the prohibited transaction
                                            rules.

                                            The acquisition of the Notes may be
                                            eligible for one of the exemptions
                                            noted below if such acquisition:

                                            (a) (i) is made solely with the
                                            assets of a bank collective
                                            investment fund and (ii) satisfies
                                            the requirements and conditions of
                                            Prohibited Transaction Class
                                            Exemption ("PTCE") 91-38 issued by
                                            the Department of Labor ("DOL");

                                            (b) (i) is made solely with assets
                                            of an insurance company pooled
                                            separate account and (ii) satisfies
                                            the requirements and conditions of
                                            PTCE 90-1 issued by the DOL;

                                            (c) (i) is made solely with assets
                                            managed by a qualified professional
                                            asset manager and (ii) satisfies the
                                            requirements and conditions of PTCE
                                            84-14 issued by the DOL;

                                            (d) is made solely with assets of a
                                            governmental plan (as defined in
                                            Section 3(32) of ERISA) which is not
                                            subject to the provisions of Section
                                            401 of the Code;

                                            (e) (i) is made solely with assets
                                            of an insurance company general
                                            account and (ii) satisfies the
                                            requirements and conditions of PTCE
                                            95-60 issued by the DOL; or

                                            (f) (i) is made solely with assets
                                            managed by an in-house asset manager
                                            and (ii) satisfies the requirements
                                            and conditions of PTCE 96-23 issued
                                            by the DOL.

                                            Under ERISA, assets of a pension or
                                            other employee benefit plan may
                                            include assets held in the general
                                            account of an insurance company
                                            which has issued an insurance policy
                                            to such plan or assets of an entity
                                            in which the plan has invested. In
                                            addition to considering the
                                            consequences of holding the Notes,
                                            employee benefit plans subject to
                                            ERISA (or insurance companies deemed
                                            to be
                                            investing ERISA plan assets)
                                            purchasing the Notes should consider
                                            the possible implications of owning
                                            the Oracle Stock. Thus, any
                                            insurance company, pension or
                                            employee benefit plan or entity
                                            holding assets of such a plan
                                            proposing to invest in the Notes
                                            should consult with its legal
                                            counsel prior to such investment.

United States Federal Taxation............  The Notes are Optionally
                                            Exchangeable Notes and investors
                                            should refer to the discussion under
                                            "United States Federal
                                            Taxation--Notes--Optionally
                                            Exchangeable Notes" in the
                                            accompanying prospectus supplement.
                                            In connection with the discussion
                                            thereunder, we have determined that
                                            the "comparable yield" is an annual
                                            rate of 7.05%, compounded
                                            semi-annually. Based on our
                                            determination of the comparable
                                            yield, the "projected payment
                                            schedule" for a Note (assuming a par
                                            amount of $1,000 or with respect to
                                            each integral multiple thereof)
                                            consists of a projected amount due
                                            at maturity, equal to $1,596.01.

                                            The comparable yield and the
                                            projected payment schedule are not
                                            provided for any purpose other than
                                            the determination of United States
                                            Holders' interest accruals and
                                            adjustments in respect of the Notes,
                                            and we make no representation
                                            regarding the actual amounts of the
                                            payments on a Note.

                                                                         ANNEX A

                           OFFICIAL NOTICE OF EXCHANGE

                                           Dated: [On or after January 19, 2000]

Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated, as
  Calculation Agent
1585 Broadway
New York, New York 10036
Fax No.: (212) 761-0674
(Attn: Lily Lam)

Dear Sirs:

      The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, Exchangeable Notes due October 19, 2006 (Exchangeable for Shares of Common Stock of Oracle Corporation) of Morgan Stanley Dean Witter & Co. (CUSIP No. 617446DP1) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is prior to the earliest of (i) October 19, 2006, (ii) the Call Date and (iii) in the event of a call for cash, the MSDW Notice Date, the Exchange Right as described in Pricing Supplement No. 27 dated October 14, 1999 (the "Pricing Supplement") to the Prospectus Supplement dated May 6, 1999 and the Prospectus dated May 5, 1999 related to Registration Statement No. 333-75289. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Morgan Stanley Dean Witter & Co. will deliver, at its sole option, shares of the common stock of Oracle Corporation or cash 3 business days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Name of Holder]

                                        By:
                                            ------------------------------------
                                            [Title]


                                        ----------------------------------------
                                        [Fax No.]

                                        $
                                         ---------------------------------------
                                         Principal Amount of Notes surrendered
                                         for exchange

Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY DEAN WITTER & CO., as Issuer

MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
    --------------------------------------------------
    Title:

Date and time of acknowledgment
                                -------------------